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GOLDMAN SACHS VARIABLE INSURANCE TRUST
Power of Attorney
CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.
When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.
Your agent can act on your behalf only after signing the Power of Attorney before a notary public.
You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.
You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.
Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.
The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.
If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.
1. Designation of Agents:
I, George Travers, hereby appoint Peter V. Bonanno, James A. Fitzpatrick and James A. McNamara as my agents (each, an “Agent”). Each of my Agents may act separately.

2. Grant of Authority:
I grant authority to each Agent as follows:
Each Agent, on my behalf in any and all capacities, may sign the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Goldman Sachs Variable Insurance Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. I hereby ratify and confirm all that each of said Agents may do or cause to be done by virtue thereof.
3. This POWER OF ATTORNEY shall not be affected by my subsequent disability or incompetence unless I have stated otherwise below, under “Modifications to Grant of Authority”.
4. This POWER OF ATTORNEY REVOKES any and all prior Powers of Attorney executed by me unless I have stated otherwise below, under “Modifications to Grant of Authority”.
5. Modifications to Grant of Authority:
THE EXECUTION BY THE PRINCIPAL OF THIS POWER OF ATTORNEY SHALL NOT SERVE TO REVOKE ANY POWER OF ATTORNEY PREVIOUSLY GRANTED BY THE PRINCIPAL. THE EXECUTION BY THE PRINCIPAL OF ANY FUTURE POWER OF ATTORNEY SHALL NOT SERVE TO REVOKE THE POWER OF ATTORNEY GRANTED TO THE AGENTS HEREBY UNLESS SUCH FUTURE POWER OF ATTORNEY SPECIFICALLY REVOKES THIS POWER OF ATTORNEY BY ITS TERMS.
(signature and acknowledgment on following page)

In Witness Whereof , I have hereunto signed my name on November 23, 2009

PRINCIPAL signs here: (acknowledgment)	/s/ George Travers

STATE OF	)
) ss.:
COUNTY OF	)
     On the 23rd day of November, in the year 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared George Travers, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Barbara V. Nelson
Notary Public

IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:
(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).
You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
Liability of Agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.
AGENT’S SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT:
It is not required that the principal and the agent(s) sign at the same time, nor that multiple agents sign at the same time.
We, Peter V. Bonanno, James A. Fitzpatrick and James A. McNamara, have read the foregoing Power of Attorney. We are the persons identified therein as Agents for the principal named therein.
We acknowledge our legal responsibilities.

Agent signs here:	/s/ Peter V. Bonanno Peter V. Bonanno

Agent signs here:	/s/ James A. Fitzpatrick James A. Fitzpatrick

Agent signs here:	/s/ James A. McNamara James A. McNamara
(acknowledgement)

STATE OF	)
) ss.:
COUNTY OF	)
     On the 23rd day of November, in the year 2009 before me, the undersigned, a Notary Public in and for said state, personally appeared Peter V. Bonanno, James A. Fitzpatrick and James A. McNamara, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and each acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Barbara V. Nelson
Notary Public